UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2013

PMFG, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-34156	51-0661574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500

Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2013, PMFG, Inc. (the “Company”) and its subsidiary, Peerless Mfg. Co., entered into an amendment to its Credit Agreement (the “Credit Agreement”) dated September 7, 2012 with Citibank, N.A., as administrative agent for it and the other financial institutions party thereto.

The Amendment allows the Company to permit maturity dates on letters of credit provided by the Company to its customers beyond the term of the Credit Agreement and to allow unsecured parent guaranties to be issued on behalf of its foreign subsidiaries up to a maximum aggregate value of $10 million.

The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated September 30, 2013, among PMFG, Inc., Peerless Mfg. Co., Citibank N.A. and other lenders a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: October 3, 2013

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